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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Antigenics Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for purchase method business combinations completed after June 30, 2001 and a change in accounting for goodwill and intangible assets effective January 1, 2002.

                                  /s/ KPMG LLP


Princeton, New Jersey
September 17, 2003